Exhibit 99.2

Natera, Inc. Investor presentation May 2021 Q1 2021 earnings call

Safe harbor statement This presentation contains forward-looking statements under the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this presentation, including statements regarding the market opportunity, products and launch schedules, reimbursement coverage and product costs, commercial partners, user experience, clinical trials, financial performance, strategies, anticipated revenue and financial outlook and goals and general business conditions of Natera, Inc. (“Natera”, the “Company”, “we” or “us”), are forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially, including: we face numerous uncertainties and challenges in achieving our financial projections and goals; we may be unable to maintain our business and operations as planned due to disruptions and economic uncertainty caused by the COVID-19 pandemic; we may be unable to further increase the use and adoption of Panorama and Horizon, through our direct sales efforts or through our laboratory partners, or to develop and successfully commercialize new products, including Signatera and Prospera; we have incurred losses since our inception and we anticipate that we will continue to incur losses for the foreseeable future; our quarterly results may fluctuate from period to period; our estimates of market opportunity and forecasts of market growth may prove to be inaccurate; we may be unable to compete successfully with existing or future products or services offered by our competitors; we may not be successful in commercializing our cloud-based distribution model; our products may not perform as expected; the results of our clinical studies, including our SNP-based Microdeletion and Aneuploidy RegisTry, or SMART, Study, may not be compelling to professional societies or payors as supporting the use of our tests, particularly in the average-risk pregnancy population or for microdeletions screening, or may not be able to be replicated in later studies required for regulatory approvals or clearances; if either of our primary CLIA-certified laboratory facilities becomes inoperable, we will be unable to perform our tests and our business will be harmed; we rely on a limited number of suppliers or, in some cases, single suppliers, for some of our laboratory instruments and materials and may not be able to find replacements or immediately transition to alternative suppliers; if we are unable to successfully scale our operations, our business could suffer; the marketing, sale, and use of Panorama and our other products could result in substantial damages arising from product liability or professional liability claims that exceed our resources; we may be unable to expand, obtain or maintain third-party payer coverage and reimbursement for Panorama, Horizon and our other tests, and we may be required to refund reimbursements already received; third-party payers may withdraw coverage or provide lower levels of reimbursement due to changing policies, billing complexities or other factors, such as the increased focus by third-party payers on requiring that prior authorization be obtained prior to conducting a test; if the FDA were to begin actively regulating our tests, we could incur substantial costs and delays associated with trying to obtain premarket clearance or approval and incur costs associated with complying with post-market controls; litigation or other proceedings, resulting from either third party claims of intellectual property infringement or third party infringement of our technology, is costly, time-consuming and could limit our ability to commercialize our products or services; any inability to effectively protect our proprietary technology could harm our competitive position or our brand; and with respect to our ability to service and comply with our outstanding debt obligations and our expectations regarding the conversion of our outstanding convertible notes.” We discuss these and other risks and uncertainties in greater detail in the sections entitled “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our periodic reports on Forms 10-K and 10-Q and in other filings we make with the SEC from time to time. Given these uncertainties, you should not place undue reliance on the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from those anticipated or implied. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this presentation to conform these statements to actual results or to changes in our expectations. We file reports, proxy statements, and other information with the SEC. Such reports, proxy statements, and other information concerning us is available at http://www.sec.gov. Requests for copies of such documents should be directed to our Investor Relations department at Natera, Inc., 13011 McCallen Pass, Building A Suite 100, Austin, TX 78753. Our telephone number is (650) 249-9090.

Recent highlights

- Processed 348,000 tests in Q1,18% growth versus Q4 and 48% YoY unit growth vs Q1 2020
- Total revenues of ~$152M, including $28.6M in Qiagen revenue recognition. Product revenues up 36% vs Q1 2020
- Raising revenue guide by $50M given overall strong momentum
- Implemented first wave of Panorama AI improvements with immediate impact on patient experience and COGS
- Received new local coverage decision from CMS which opens the pathway to Prospera reimbursement in multiple organs
- Initiated phase 3 trial with Genentech using Signatera as a companion diagnostic in early-stage muscle invasive bladder cancer
- Received two additional breakthrough device designations for Signatera in new indications
- Positive Signatera data presented: ovarian cancer data at AACR and multiple myeloma data at ASCO
- Interim readout for prospective Circulate-IDEA trial: >1500 patients enrolled, and >93% longitudinal sensitivity to relapse

Not for reproduction or further distribution.

natera

3

Record Q1 volume of ~350,000 units Total processed units (in thousands) Strong market share gains in Women’s Health Continued momentum in Transplant and Oncology 164K 163K 167K 174K 200K 194K 200K 209K 236K 234K 262K 295K 348K Q1 2018 Q2 2018 Q3 2018 Q4 2018 Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021

Q1 revenues exceed expectations Volume-out performance combined with improving NIPT ASPs New products gaining momentum Total revenues ($ in millions) 24% 24% $67 $54 35% $83 36% $112 $152 Product revenues1 ($ in millions) 36% $87 $118 Q4 2017 Q4 2018 Q4 2019 Q4 2020 Q1 2020 Q1Q1 20202021 Excludes licensing and other revenues 5

Panorama AI Phase 1 implemented Performance validated in SMART with >20,000 enrolled patients PPV for 22q11.2 deletion syndrome improved from 24% to industry-leading 53%, complementing highest sensitivity 50% reduction of no-call rate while maintaining best-in-class aneuploidy sensitivity AI enabled COGS reductions Upcoming launches designed to further improve performance and reduce no-call rate

Well positioned to serve >4.5 million pregnancies 2M+ tests performed 1.3M+ patients studied 23 peer reviewed publications 9 points of clinical differentiation Source: Natera internal company data7

COVID-19 causes elevated background cf-DNA UCLA study highlights COVID-19 impact on background cf-DNA levels1 Prospera is the only test that flags high levels of background cf-DNA revealing potentially masked rejection Extremely High Cell-free DNA Levels Observed in Renal Allograft Patient With SARS-CoV-2 Infection, Transplantation Direct: May 2021 - Volume 7 - Issue 5 8

Prospera pathway to multiple organs LCD covers broad range of solid organ transplants for dd-DNA testing Creates accelerated pathway to reimbursement for Prospera test beyond kidney transplants

Second Phase 3 trial in bladder cancer launched Results from IMvigor 0101 AnnouncingIMvigor 0112 1.00 Overall survival 0.50 0.25 0.00 MRD-negative (63%) HR, 1.31 P=0.32 MRD-positive: (37%) HR, 0.59 P=0.0059 Atezolizumab Observation 01020304050 Months Phase III trial, evaluating adjuvant immunotherapy with atezolizumab Eligible patients to be screened with Signatera after surgery 500 patients who test MRD-positive will be randomized to receive either atezolizumab or placebo Powles T, Assaf ZJ, Davarpanah N, et al. Clinical outcomes in post-operative ctDNA (+) muscle-invasive urothelial carcinoma patients after atezolizumab adjuvant therapy. ESMO IO, Dec 2020 https://clinicaltrials.gov/ct2/show/NCT04660344?term=imvigor+011&draw=2&rank=1

Circulate-IDEA Japan: largest prospective MRD study – interim readout1 Confirms market leading Signatera clinical metrics Pre-surgical Sensitivity2,3 >94% Longitudinal Sensitivity to relapse2 >93% TNP Rate2,4 <3% Enrollment above expectation with >1500 patients enrolled to date Final results will be presented at future conferences Preliminary analysis, subject to change with additional patient enrollment, For stage II / III CRC patients TNP rate is a combination of tissue and plasma failure

Signatera vs. Reveal performance comparison

	Signatera	Reveal
Validation data published or presented (# patients analyzed)	> 2,000[1,2]	< 150[4,5]
Pre-surgical sensitivity in CRC	89-94%[1,3]	47%*[4]
Failure rate in CRC – tissue and plasma combined	< 3%[3]	12-14%[4]
Number of blood tubes required	2	4
Diagnostic lead time vs. radiographic recurrence in CRC (avg)	8.7 months[1]	~4 months*[4]
Post-surgical NPV/PPV in CRC (30 days post-surgery)	88% / 100%**[1]	not reported[4]
Serial longitudinal NPV in CRC	97%[1]	82%[4]
Serial longitudinal Hazard Ratio in CRC	43.5[1]	11.4[4]
Serial longitudinal sensitivity in CRC	88-94%[1,2]	69%[4]
Quantitation of ctDNA burden for monitoring purposes	Tumor copies per mL	none

*Calculated/derived from study data

**Three in ten post-surgical positive patients cleared ct-DNA with adjuvant chemotherapy and did not relapse.

1. Reinert T, Henriksen TV, Christensen E, et al. Analysis of plasma cell-free DNA by ultradeep sequencing in patients with stages I to III colorectal cancer. JAMA Oncol. 2019;5(8):1124–1131.
2. Data presented at conferences or published 2017-2021. Data on file
3. CIRCULATE data on file
4. Parikh AR, et al. Minimal Residual Disease Detection using a Plasma-Only Circulating Tumor DNA Assay in Colorectal Cancer Patients. Clin Cancer Res April 29, 2021
5. Vidal J, et al. Clinical impact of presurgery circulating tumor DNA after total neoadjuvant treatment in locally advanced rectal cancer: A biomarker study from the GEMCAD 1402 Trial. Clin Cancer Res. April 1, 2021.

Not for reproduction or further distribution

natera

12

Positive data in major new cancer indications AACR – Ovarian cancerASCO – Multiple myeloma 2 pubs soon to be published Abstract # 8029 | Personalized, ctDNA analysis to detect minimal residual disease and identify patients at high risk of relapse with multiple myeloma 1. Circulating tumor DNA predicts disease recurrence in ovarian cancer patients, AACR poster, April 2021 13

Oncology MRD market opportunity Tests per year 700K3.1M 800K 100K 90K 240K 150K 1M Total Source: internal estimates14

Q1 Financial overview ($ in millions, except for per share data) Gross margin is calculated as gross profit divided by GAAP total revenues. Gross profit is calculated as GAAP total revenues less GAAP cost of revenues. Cash and investments also include cash equivalents and restricted cash. This balance reflects net carrying value for the Convertible Senior Notes under ASC 470-20 while the gross principal amounts outstanding is $287.5 million as of March 31, 2021. The change reflects the accounting impact to the Convertible Senior Notes’ net carrying value following the adoption of ASU 2020-06 as of January 1, 2021.15

Raising 2021 Annual guidance Natera expects the Women’s Health business to reach cash flow breakeven in 2021 16

17 Not for reproduction or further distribution.©2020 Natera, Inc. All Rights Reserved. Not for reproduction or further distribution. ©2021 Natera, Inc. All Rights Reserved. Not for reproduction or further distribution.